JANUS INTERNATIONAL GROUP REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

Delivered $219.3 Million in Total Revenue

Generated Net Income of $15.2 Million, or $0.11 Per Diluted Share,
with Adjusted EPS* of $0.16

Achieved Adjusted EBITDA* of $43.6 Million, and Adjusted EBITDA Margin* of 19.9%

Updated Full-year 2025 Revenue and Adjusted EBITDA Guidance

TEMPLE, GA, November 6, 2025 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of building product solutions and cutting-edge access control technologies for the self-storage and other commercial and industrial sectors, today announced financial results for its fiscal third quarter ended September 27, 2025.

Third Quarter 2025 Highlights

•Revenues of $219.3 million, a 4.7% decrease compared to $230.1 million for the third quarter of 2024, as a 20.1% decrease in Commercial and Other revenues more than offset a 3.7% increase in total Self-Storage revenues. Approximately 70% of the revenue decline in Commercial and Other was due to project timing in the TMC business.

•Net income of $15.2 million, or $0.11 per diluted share, a 28.8% increase compared to $11.8 million, or $0.08 per diluted share in the third quarter of 2024.

•Adjusted Net Income* (defined as net income plus the corresponding tax-adjusted add-backs shown in the Reconciliation of Net Income to Adjusted Net Income tables below) of $22.6 million, increased 1.3% compared to $22.3 million in the third quarter of 2024. Adjusted Net Income per diluted share of $0.16, a 6.7% increase compared to $0.15 per diluted share in the third quarter of 2024.

•Adjusted EBITDA of $43.6 million, a 1.2% increase compared to $43.1 million for the third quarter of 2024. Adjusted EBITDA Margin (defined as Adjusted EBITDA divided by Total Revenues) was 19.9%, an increase of approximately 120 basis points from the prior year period.

•Repurchased approximately 82 thousand shares of common stock for $0.8 million (including commissions and excise taxes). At quarter end, the Company had $80.5 million of remaining capacity on its share repurchase authorization.

Ramey Jackson, Chief Executive Officer, stated, “Our team continues to execute in an environment that remains challenging, maintaining focus on operational excellence while positioning the business for long-term success. Supported by our balance sheet and cash flow foundation, we will continue to develop our suite of solutions to further build upon our market leadership position and invest for future growth.”

Mr. Jackson continued, “Based on our year-to-date results and current visibility into our end markets, we are narrowing the range for our full-year 2025 revenue and updating our Adjusted EBITDA outlook. Importantly, as we look ahead, we are confident in the solid fundamentals of our industry and in our ability to deliver long-term value for our shareholders.”

*Non-GAAP measure. See the sections titled “Non-GAAP Financial Measures” and “Reconciliation of GAAP to non-GAAP Financial Measures” for more information about such Non-GAAP financial measure and a reconciliation to the most directly related GAAP financial measure.

2025 Financial Outlook

Based on the Company’s current business outlook, Janus is updating its full year 2025 guidance as follows:

Range
Revenue	$870 million	$880 million
Adjusted EBITDA (non-GAAP)	$164 million	$170 million

The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.” The Company has excluded a quantitative reconciliation with respect to the Company’s 2025 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See “Non-GAAP Financial Measures” below for additional information.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, relocatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. and international locations.

Conference Call and Webcast

The Company will host a conference call and webcast to review third quarter results and conduct a question-and-answer session on Thursday, November 6, 2025, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-800-274-8461 or 1-203-518-9814, respectively. Upon dialing in, please request to join the Janus International Group Third Quarter 2025 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1-412-317-6671 (International) with pass code 11159977.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2025 Financial Outlook” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” and other similar words and expressions or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) risks from tariffs; (v) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption, and/or financial loss; (vi) the risk that our share repurchase program will be fully consummated or that it will enhance shareholder value; and (vii) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share (EPS), Free Cash Flow Conversion, Net Leverage Ratio, and Net Debt are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted EPS, Free Cash Flow Conversion, Net Leverage Ratio, and Net Debt provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted EPS, Free Cash Flow Conversion, Net Leverage Ratio, and Net Debt provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation.

Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2025 and long-term outlook included in this communication in reliance on the “unreasonable efforts” exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Due to the forward-looking nature of projected Adjusted EBITDA, providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company’s control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results and amounts excluded from these non-GAAP measures in future periods could be significant.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted EPS, Free Cash Flow Conversion, Net Leverage Ratio, and Net Debt should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted EPS, Free Cash Flow Conversion, Net Leverage Ratio, and Net Debt rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In millions, except share and per share data - Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
REVENUES
Product revenues	$174.2	$175.9	$518.6	$596.8
Service revenues	45.1	54.2	139.3	136.2
Total revenues	$219.3	$230.1	$657.9	$733.0
Product cost of revenues	103.7	102.6	300.5	332.5
Service cost of revenues	29.9	36.3	96.6	89.9
Cost of revenues	$133.6	$138.9	$397.1	$422.4
GROSS PROFIT	$85.7	$91.2	$260.8	$310.6
OPERATING EXPENSES
Selling and marketing	17.2	17.1	50.8	51.8
General and administrative	39.1	44.6	119.3	122.2
Impairment	—	2.8	—	2.8
Operating expenses	$56.3	$64.5	$170.1	$176.8
INCOME FROM OPERATIONS	$29.4	$26.7	$90.7	$133.8
Interest expense, net	(8.7)	(11.6)	(28.0)	(38.9)
Loss on extinguishment and modification of debt	—	—	—	(1.7)
Other income	0.6	—	1.1	0.2
Other Expense, Net	$(8.1)	$(11.6)	$(26.9)	$(40.4)
INCOME BEFORE TAXES	$21.3	$15.1	$63.8	$93.4
Provision for income taxes	6.1	3.3	17.1	23.3
NET INCOME	$15.2	$11.8	$46.7	$70.1
Other comprehensive (loss) income	$(0.7)	2.2	$2.3	$1.8
COMPREHENSIVE (LOSS) INCOME	$14.5	$14.0	$49.0	$71.9

Weighted-average shares outstanding, basic and diluted
Basic	138,869,081	143,666,406	139,490,841	145,376,074
Diluted	139,435,378	144,281,252	139,903,321	145,920,863
Net income per share, basic and diluted
Basic	$0.11	$0.08	$0.33	$0.48
Diluted	$0.11	$0.08	$0.33	$0.48

Janus International Group, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share and per share data - Unaudited)

	September 27, 2025	December 28, 2024
ASSETS
Current Assets
Cash and cash equivalents	$178.9	$149.3
Accounts receivable, less allowance for credit losses of $12.4 and $18.1 as of September 27, 2025 and December 28, 2024, respectively	114.7	136.5
Contract assets	28.1	23.2
Inventories	63.0	53.3
Prepaid expenses	8.6	7.2
Other current assets	20.5	16.0
Total current assets	$413.8	$385.5
Property, plant, and equipment, net	68.5	56.8
Right-of-use assets, net	57.6	59.7
Intangible assets, net	350.0	373.5
Goodwill	383.8	383.1
Deferred tax assets, net	21.6	36.9
Other assets	5.2	5.8
Total assets	$1,300.5	$1,301.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$55.9	$53.9
Contract liabilities	15.4	17.9
Current maturities of long-term debt	8.7	8.8
Accrued expenses and other current liabilities	56.7	56.2
Total current liabilities	$136.7	$136.8
Long-term debt, net	540.3	583.2
Deferred tax liabilities, net	3.8	1.7
Other long-term liabilities	58.9	60.8
Total liabilities	$739.7	$782.5
STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $0.0001 par value, 148,373,063 and 147,280,524 shares issued as of September 27, 2025 and December 28, 2024, respectively	$—	$—
Treasury stock, at cost, 9,562,027 and 7,276,549 shares as of September 27, 2025 and December 28, 2024, respectively	(100.3)	(81.4)
Additional paid in capital	311.6	299.7
Accumulated other comprehensive loss	(1.5)	(3.8)
Retained earnings	351.0	304.3
Total stockholders’ equity	$560.8	$518.8
Total liabilities and stockholders’ equity	$1,300.5	$1,301.3

Janus International Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions - Unaudited)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Cash flows provided by operating activities
Net income	$46.7	$70.1
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant, and equipment	9.1	8.9
Noncash lease expense	5.8	5.6
Provision for inventory obsolescence	1.3	0.2
Amortization of intangibles	24.8	23.7
Deferred finance fee amortization	2.1	1.9
Provision for expected losses on accounts receivable	0.4	8.6
Share-based compensation	11.9	7.2
Impairment	—	2.8
Gain on equity method investment	(0.1)	—
Deferred income taxes, net	17.4	7.9
Changes in operating assets and liabilities, excluding effects of acquisition
Accounts receivable	21.3	7.3
Contract assets	(4.5)	24.5
Inventories	(10.4)	(5.7)
Prepaid expenses and other current assets	(6.8)	(13.3)
Other assets	0.7	0.4
Accounts payable	1.1	(8.6)
Contract liabilities	(3.0)	(6.3)
Accrued expenses and other current liabilities	2.0	(27.5)
Other long-term liabilities	(5.1)	(5.1)
Net cash provided by operating activities	$114.7	$102.6
Cash flows used in investing activities
Purchases of property, plant, and equipment	$(19.9)	$(14.0)
Cash paid for acquisition, net of cash acquired	(0.1)	(59.4)
Payment for equity method investment	—	(2.5)
Net cash used in investing activities	$(20.0)	$(75.9)
Cash flows used in financing activities
Principal payments on long-term debt	$(44.5)	$(23.4)
Repurchase of common stock	(15.9)	(70.2)
Cash paid for common stock withheld for taxes	(2.8)	(1.2)
Principal payments on finance lease obligations	(1.6)	(1.4)
Excise taxes paid for repurchase of common stock	(0.8)	—
Payments for deferred financing fees	—	(0.2)
Net cash used in financing activities	$(65.6)	$(96.4)
Effect of exchange rate changes on cash and cash equivalents	$0.5	$0.1
Net increase (decrease) in cash	$29.6	$(69.6)
Cash, beginning of period	$149.3	$171.7
Cash, end of period	$178.9	$102.1

Janus International Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions - Unaudited)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Supplemental cash flow information
Interest paid	$30.0	$47.5
Income taxes paid	$6.4	$26.5
Cash paid for operating leases included in operating activities	$7.6	$6.6
Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease obligations	$2.3	$4.2
Right-of-use assets obtained in exchange for finance lease obligations	$1.2	$1.6
RSU shares withheld included in accrued employee taxes	$0.3	$0.1
Excise taxes from common share repurchase included in accrued expenses	$0.2	$0.7
Purchases of property, plant, and equipment in accounts payable	$0.3	$0.2

Janus International Group, Inc.
Revenue by Sales Channel
(In millions, except percentages)

	Three Months Ended				Variance
	September 27, 2025	% of Total Sales	September 28, 2024	% of Total Sales	$	%
Self-storage - new construction	$97.3	44.4%	$92.2	40.1%	$5.1	5.5%
Self-storage - R3	57.3	26.1%	56.9	24.7%	0.4	0.7%
Total self-storage	$154.6	70.5%	$149.1	64.8%	$5.5	3.7%

Commercial and other	64.7	29.5%	81.0	35.2%	(16.3)	(20.1)%
Total revenues	$219.3	100.0%	$230.1	100.0%	$(10.8)	(4.7)%

	Nine Months Ended				Variance
	September 27, 2025	% of Total Sales	September 28, 2024	% of Total Sales	$	%
Self-storage - new construction	$274.9	41.8%	$319.5	43.6%	$(44.6)	(14.0)%
Self-storage - R3	169.9	25.8%	189.1	25.8%	(19.2)	(10.2)%
Total self-storage	$444.8	67.6%	$508.6	69.4%	$(63.8)	(12.5)%

Commercial and other	213.1	32.4%	224.4	30.6%	(11.3)	(5.0)%
Total revenues	$657.9	100.0%	$733.0	100.0%	$(75.1)	(10.2)%

Reconciliation of GAAP to Non-GAAP Financial Measures

Janus International Group, Inc.
Reconciliation of Net Income to EBITDA* and Adjusted EBITDA*
(In millions, except percentages)

	Three Months Ended		Variance
	September 27, 2025	September 28, 2024	$	%
Net Income	$15.2	$11.8	$3.4	28.8%
Interest, net	8.7	11.6	(2.9)	(25.0)%
Income taxes	6.1	3.3	2.8	84.8%
Depreciation	3.2	3.0	0.2	6.7%
Amortization	8.3	8.2	0.1	1.2%
EBITDA*	$41.5	$37.9	$3.6	9.5%
Restructuring charges(1)	1.1	0.4	0.7	175.0%
Acquisition expense(2)	0.9	2.0	(1.1)	(55.0)%
Impairment(3)	—	2.8	(2.8)	(100.0)%
Other	0.1	—	0.1	100.0%
Adjusted EBITDA*	$43.6	$43.1	$0.5	1.2%

	Nine Months Ended		Variance
	September 27, 2025	September 28, 2024	$	%
Net Income	$46.7	$70.1	$(23.4)	(33.4)%
Interest, net	28.0	38.9	(10.9)	(28.0)%
Income taxes	17.1	23.3	(6.2)	(26.6)%
Depreciation	9.1	8.9	0.2	2.2%
Amortization	24.8	23.7	1.1	4.6%
EBITDA*	$125.7	$164.9	$(39.2)	(23.8)%
Restructuring charges(1)	2.3	1.1	1.2	109.1%
Acquisition expense(2)	2.6	3.4	(0.8)	(23.5)%
Impairment(3)	—	2.8	(2.8)	(100.0)%
Loss on extinguishment and modification of debt(4)	—	1.7	(1.7)	(100.0)%
Other	0.4	—	0.4	100.0%
Adjusted EBITDA*	$131.0	$173.9	$(42.9)	(24.7)%
(1)Restructuring charges consist of the following: 1) facility relocations, 2) severance and hiring costs associated with our strategic transformation, including leadership team changes, and 3) strategic business assessment and transformation projects.
(2)Expenses or income related to various professional fees, acquisition related compensation, net working capital finalization, legal settlements, and various acquisition related activities.
(3)Impairment consists of the write down of the DBCI Tradename intangible asset.
(4)Adjustment for loss on extinguishment and modification of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in April 2024.
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
The Company has excluded a quantitative reconciliation of Adjusted EBITDA with respect to the Company’s 2025 guidance in the “2025 Financial Outlook” section under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Janus International Group, Inc.
Reconciliation of Net Income to Adjusted Net Income*
(In millions)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net Income	$15.2	$11.8	$46.7	$70.1
Net Income Adjustments(1)	2.1	5.2	5.3	9.0
Amortization	8.3	8.2	24.8	23.7
Tax Effect on Net Income Adjustments(2)	(3.0)	(2.9)	(8.1)	(8.1)
Prior Year Adjustments(3)	—	—	—	(1.9)
Non-GAAP Adjusted Net Income*	$22.6	$22.3	$68.7	$92.8
(1)Net Income Adjustments for the three month period ended September 27, 2025 include $1.1 of restructuring charges, $0.9 of acquisition expenses and $0.1 of other expenses. Net Income Adjustments for the nine month period ended September 27, 2025 include $2.6 of acquisition expenses, $2.3 of restructuring charges and $0.4 of other. Refer to the Adjusted EBITDA table above for further details.
(2)The effective tax rates of 28.6% and 21.9% were used for the three month periods ended September 27, 2025 and September 28, 2024, respectively. The effective tax rates of 26.8% and 24.9% were used for the nine month periods ended September 27, 2025 and September 28, 2024, respectively.
(3)Prior year adjustments for the nine month period ended September 28, 2024 include a $1.9 reduction in service cost of revenues, net of tax.
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Adjusted EPS*
(In Millions, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Numerator:
GAAP Net Income	$15.2	$11.8	$46.7	$70.1
Non-GAAP Adjusted Net Income*	$22.6	$22.3	$68.7	$92.8
Denominator:
Weighted average number of shares:
Basic	138,869,081	143,666,406	139,490,841	145,376,074
Adjustment for Dilutive Securities	566,297	614,846	412,480	544,789
Diluted	139,435,378	144,281,252	139,903,321	145,920,863

GAAP Basic EPS	$0.11	$0.08	$0.33	$0.48
GAAP Diluted EPS	$0.11	$0.08	$0.33	$0.48
Non-GAAP Adjusted Basic EPS*	$0.16	$0.16	$0.49	$0.64
Non-GAAP Adjusted Diluted EPS*	$0.16	$0.15	$0.49	$0.64
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Free Cash Flow Conversion*
(In millions, except percentages)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Cash flow from Operating Activities	$114.7	$102.6
Less: Purchases of property, plant and equipment	(19.9)	(14.0)
Free Cash Flow*	$94.8	$88.6

Non-GAAP Adjusted Net Income*	$68.7	$92.8

Free Cash Flow Conversion of Non-GAAP Adjusted Net Income*	138%	95%

	Trailing Twelve-Months Ended
	September 27, 2025	September 28, 2024
Cash flow provided by Operating Activities	$166.1	$171.0
Less: Purchases of property, plant and equipment	(26.0)	(19.8)
Free Cash Flow*	$140.1	$151.2

Non-GAAP Adjusted Net Income*(1)	$82.0	$136.0

Free Cash Flow Conversion of Non-GAAP Adjusted Net Income*	171%	111%
(1)Trailing Twelve-month Adjusted Net Income for the period ended September 27, 2025 consists of the sum of Adjusted Net Income, of $13.5, $17.7, $28.2 and $22.6 for the periods ended December 28, 2024, March 29, 2025, June 28, 2025 and September 27, 2025, respectively. Trailing Twelve-month Adjusted Net Income for the period ended September 28, 2024 consists of the sum of Adjusted Net Income of $41.5, $36.6, $36.1 and $21.8 for the periods ended December 30, 2023, March 30, 2024, June 29, 2024 and September 28, 2024, respectively. Adjusted Net Income for the prior year has been adjusted to conform to the presentation and classifications used in the current year. These adjustments have no effect on our previously reported results.
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Non-GAAP Net Leverage Ratio*
(In millions, except ratios)

	September 27, 2025	December 28, 2024
Note payable - First Lien	$554.0	$598.5
Less: Cash	178.9	149.3
Net Debt*	$375.1	$449.2

Net Income (Trailing Twelve-Month periods ended)*(1)	$47.0	$70.4
Adjusted EBITDA (Trailing Twelve-Month periods ended)*(2)	$165.6	$208.5

Long-Term Debt to Net Income	11.8	8.5
Non-GAAP Net Leverage Ratio*	2.3	2.2
(1)Trailing Twelve-months Net Income for the period ended September 27, 2025 consists of the sum of Net Income as reported in the Company’s Quarterly and Annual Reports, as applicable of $0.3, $10.8, $20.7 and $15.2 for the periods ended December 28, 2024, March 29, 2025, June 28, 2025 and September 27, 2025, respectively. Trailing Twelve-months Net Income for the period ended December 28, 2024 is Net Income as reported in the Company’s Annual Report on Form 10-K for the year ended December 28, 2024.
(2)Trailing Twelve-months Adjusted EBITDA for the period ended September 27, 2025 consists of the sum of Adjusted EBITDA as reported in the Company’s Quarterly or Annual Reports, as applicable of $34.6, $38.4, $49.0 and $43.6 for the three month periods ended December 28, 2024, March 29, 2025, June 28, 2025 and September 27, 2025, respectively. Trailing Twelve-month Adjusted EBITDA for the period ended December 28, 2024 is Adjusted EBITDA as reported in the Company’s Annual Report on Form 10-K for the year ended December 28, 2024.

*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Investor Contact

Sara Macioch
Senior Director, Investor Relations
770-562- 6399
IR@janusintl.com

Media Contact

Christine DeBord
Marketing
770-746-9576
Marketing@Janusintl.com

Source: Janus International Group, Inc.